PRESS RELEASE
FOR IMMEDIATE RELEASE

FOR:	MDC Partners Inc.	CONTACT:	Donna Granato
	950 Third Avenue, 5th Floor		Director, Finance & Investor Relations
	New York, NY 10022		646-429-1809
dgranato@mdc-partners.com

MDC PARTNERS INC. REPORTS RESULTS FOR THE
THREE AND SIX MONTHS ENDED JUNE 30, 2008

QUARTERLY HIGHLIGHTS:
•	Revenues increased to $158.3 million vs. $134.5 million in Q2 2007, an increase of 17.7%
•	Organic revenue growth of 14.8% for Q2 2008
•	Net new business wins of $3.0 million for Q2 2008
•	MDC EBITDA increased to $15.8 million vs. $9.6 million in Q2 2007, an increase of 64.9%
•	Free Cash Flow increased to $6.6 million vs. $3.6 million in Q2 2007, an increase of 82.5%

YEAR TO DATE HIGHLIGHTS:
•	Revenues increased to $301.0 million vs. $252.6 million in the first half of 2007, an increase of 19.2%
•	Organic revenue growth of 14.7% for the first half of 2008
•	Net new business wins of $43.0 million for the first half of 2008
•	MDC EBITDA increased to $25.6 million vs. $15.1 million in the first half of 2007, an increase of 69.9%
•	Free Cash Flow increased to $9.4 million vs. $1.7 million in Q2 2007, an increase of 447.0%

NEW YORK, NY (July 30, 2008) - MDC Partners Inc. (“MDC Partners” or the “Company”) today announced financial results for the three and six months ended June 30, 2008.

Consolidated revenues for the second quarter of 2008 were $158.3 million, an increase of 17.7% compared to $134.5 million in the second quarter of 2007. MDC EBITDA (as defined) for the second quarter of 2008 was $15.8 million, an increase of 64.9% compared to $9.6 million in the second quarter of 2007. Free cash flow (as defined) was $6.6 million in the second quarter of 2008 compared with $3.6 million in the second quarter of 2007.

Consolidated revenues for the first half of 2008 were $301.0 million, an increase of 19.2% compared to $252.6 million in the first half of 2007. MDC EBITDA (as defined) for the first half of 2008 was $25.6 million, an increase of 69.9% compared to $15.1 million in the first half of 2007. Free cash flow (as defined) was $9.4 million in the first half of 2008 compared with $1.7 million in the first half of 2007.

“We are very pleased with another strong quarter of excellent financial results and believe that our investment in talent and technology is continuing to enable us to win market share as we deliver outstanding results for our clients. We believe that our first half momentum will continue for the second half of the year and into 2009, despite the challenging economic environment,” said Miles S. Nadal, Chairman & CEO of MDC Partners.

The Company affirms it previously issued guidance for 2008 of revenues of $600 to $610 million, MDC’s EBITDA (as defined) of $61 to $64 million and Free Cash Flow (as defined) of $30 to $35 million.

Conference Call

Management will host a conference call on July 30, at 4:30 p.m. (EST) to discuss our results. The conference call will be accessible by dialing 1-416-644-3427 or toll free 1-800-595-8550. An investor presentation has been posted on our website www.mdc-partners.com and will be referred to during the conference call.

About MDC Partners Inc.

MDC Partners is a leading provider of marketing communications solutions and services to clients in North America, Europe and Latin America. Through its partnership of entrepreneurial firms it provides advertising, specialized communications and consulting services to leading brands. MDC Partners’ philosophy emphasizes the utilization of strategy and creativity to drive growth for its clients. “MDC Partners is The Place Where Great Talent Lives”. MDC Partners Class A shares are publicly traded on the NASDAQ under the symbol “MDCA” and on the Toronto Stock Exchange under the symbol “MDZ.A”.

Non-GAAP Financial Measures

In addition to its reported results, MDC Partners has included in this earnings release certain financial results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. These non-GAAP financial measures relate to: (1) presenting MDC’s share of EBITDA (as defined) for the three and six months ended June 30, 2008 and 2007; and (2) presenting Free Cash Flow (as defined) for the three and six months ended June 30, 2008 and 2007. Included in this earnings release are tables reconciling MDC’s reported results to arrive at these non-GAAP financial measures.

This press release contains forward-looking statements. The Company’s representatives may also make forward-looking statements orally from time to time. Statements in this press release that are not historical facts, including statements about the Company’s beliefs and expectations, recent business and economic trends, potential acquisitions, estimates of amounts for deferred acquisition consideration and “put” option rights, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•	risks associated with effects of national and regional economic conditions;

•	the Company’s ability to attract new clients and retain existing clients;

•	the financial success of the Company’s clients;

•	the Company’s ability to retain and attract key employees;

•
the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to “put” option right and deferred acquisition consideration;

•	the successful completion and integration of acquisitions which compliment and expand the Company’s business capabilities;

•	foreign currency fluctuations; and

•	risks arising from the Company’s historical option grant practices.

In addition to improving organic growth for its existing operations, the Company’s business strategy includes ongoing efforts to engage in material acquisitions of ownership interests in entities in the marketing communications services industry. The Company intends to finance these acquisitions by using available cash from operations and through incurrence of bridge or other debt financing, either of which may increase the Company’s leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership. At any given time the Company may be engaged in a number of discussions that may result in one or more material acquisitions. These opportunities require confidentiality and may involve negotiations that require quick responses by the Company. Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company’s securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Annual Report on Form 10-K under the caption “Risk Factors” and in the Company’s other SEC filings.

SCHEDULE 1

MDC PARTNERS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ in 000s, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Revenue	$158,275	$134,497	$300,965	$252,577

Operating Expenses
Cost of services sold	104,012	85,885	201,186	162,848
Office and general expenses	37,480	35,179	73,072	68,423
Depreciation and amortization	8,708	5,916	18,782	11,727
	150,200	126,980	293,040	242,998

Operating Income	8,075	7,517	7,925	9,579

Other Income (Expenses)
Other income (expense)	(527)	(1,012)	3,077	(1,719)
Interest expense	(3,645)	(3,589)	(7,532)	(6,239)
Interest income	173	1,079	379	1,235
Income from Continuing Operations Before Income Taxes,
Equity in Affiliates and Minority Interests	4,076	3,995	3,849	2,856

Income Tax (Expense) Recovery	(3,943)	433	(3,118)	948

Income from Continuing Operations Before Equity in
Affiliates and Minority Interests	133	4,428	731	3,804
Equity in Earnings of Non-consolidated Affiliates	81	61	221	11
Minority Interests in Income of Consolidated Entities	(2,869)	(5,419)	(4,976)	(9,710)

Loss From Continuing Operations	(2,655)	(930)	(4,024)	(5,895)
Loss from Discontinued Operations	(1,817)	(1,671)	(3,840)	(5,502)
Net Loss	($4,472)	($2,601)	($7,864)	($11,397)

Loss Per Common Share
Basic and Diluted:
Continuing Operations	($0.10)	($0.04)	($0.15)	($0.24)
Discontinued Operations	(0.07)	(0.07)	(0.14)	(0.22)
Net Loss	($0.17)	($0.11)	($0.29)	($0.46)

Weighted Average Number of Common Shares:
Basic and Diluted	26,831,952	24,752,472	26,664,557	24,514,954

SCHEDULE 2

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA*
(US$ in 000s)

For the Three Months Ended June 30, 2008

	Strategic	Customer	Specialized
	Marketing	Relationship	Communication
	Services	Management	Services	Corporate	Total

Revenue	$88,785	$36,843	$32,647	-	$158,275

Operating Income (Loss) as Reported	$8,012	$2,296	$2,681	($4,914)	$8,075

Add:
Depreciation and amortization	5,943	1,879	817	69	8,708
Stock-based compensation	571	35	221	1,036	1,863

EBITDA *	14,526	4,210	3,719	(3,809)	18,646

Less: Minority Interests	(1,815)	(130)	(924)	-	(2,869)

MDC's Share of EBITDA**	$12,711	$4,080	$2,795	($3,809)	$15,777

*	EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, and stock-based compensation.
**	MDC's Share of EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization and stock-based compensation less minority interests.

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA*
(US$ in 000s)

For the Three Months EndedJune 30, 2007

	Strategic	Customer	Specialized
	Marketing	Relationship	Communication
	Services	Management	Services	Corporate	Total

Revenue	$78,445	$25,681	$30,371	-	$134,497

Operating Income (Loss) as Reported	$8,844	$454	$3,722	($5,503)	$7,517

Add:
Depreciation and amortization	3,876	1,530	439	71	5,916
Stock-based compensation	482	22	124	925	1,553

EBITDA*	13,202	2,006	4,285	(4,507)	14,986

Less: Minority Interests	(4,250)	(13)	(1,156)	-	(5,419)

MDC's Share of EBITDA**	$8,952	$1,993	$3,129	($4,507)	$9,567

*	EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, and stock-based compensation.
**	MDC's Share of EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization and stock-based compensation less minority interests.

SCHEDULE 3

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA*
(US$ in 000s)

For the Six Months Ended June 30, 2008

	Strategic	Customer	Specialized
	Marketing	Relationship	Communication
	Services	Management	Services	Corporate	Total

Revenue	$166,766	$71,506	$62,693	-	$300,965

Operating Income (Loss) as Reported	$8,742	$3,522	$5,024	($9,363)	$7,925

Add:
Depreciation and amortization	13,235	3,705	1,707	135	18,782
Stock-based compensation	1,017	67	474	2,303	3,861

EBITDA *	22,994	7,294	7,205	(6,925)	30,568

Less: Minority Interests	(2,484)	(187)	(2,305)	-	(4,976)

MDC's Share of EBITDA**	$20,510	$7,107	$4,900	($6,925)	$25,592

*	EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, and stock-based compensation.
**	MDC's Share of EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, and stock-based compensation less minority interests.

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA*
(US$ in 000s)

For the Six Months Ended June 30, 2007

	Strategic	Customer	Specialized
	Marketing	Relationship	Communication
	Services	Management	Services	Corporate	Total

Revenue	$149,008	$49,249	$54,320	-	$252,577

Operating Income (Loss) as Reported	$14,691	$937	$4,910	($10,959)	$9,579

Add:
Depreciation and amortization	7,643	3,080	866	138	11,727
Stock-based compensation	971	48	248	2,202	3,469

EBITDA*	23,305	4,065	6,024	(8,619)	24,775

Less: Minority Interests	(7,966)	(27)	(1,717)	-	(9,710)

MDC's Share of EBITDA**	$15,339	$4,038	$4,307	($8,619)	$15,065

*	EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, and stock-based compensation.
**	MDC's Share of EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization and stock-based compensation less minority interests.

SCHEDULE 4

MDC PARTNERS INC.
FREE CASH FLOW
(US$ in 000s)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
MDC EBITDA	$15,777	$9,567	$25,592	$15,065
Capital Expenditures	(4,416)	(3,844)	(8,639)	(7,346)
Cash Taxes	(593)	(482)	(873)	(1,046)
Cash Interest, net	(4,209)	(1,647)	(6,694)	(4,957)

Free Cash Flow	$6,559	$3,594	$9,386	$1,716

SCHEDULE 5

MDC PARTNERS INC.
CONSOLIDATED BALANCE SHEETS
(US$ in 000s)

	(unaudited)
	June 30,	December 31,
	2008	2007

Assets
Current Assets:
Cash and cash equivalents	$18,510	$10,410
Accounts receivable, net	148,468	135,260
Expenditures billable to clients	28,781	19,409
Prepaid expenses	6,159	5,937
Other current assets	2,441	2,422
Total Current Assets	204,359	173,438

Fixed assets	48,018	47,440
Investment in affiliates	1,748	1,434
Goodwill	227,772	217,726
Other intangible assets, net	47,566	55,399
Deferred tax assets	8,331	9,175
Other assets	14,877	16,086
Total Assets	$552,671	$520,698

Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	$76,895	$65,839
Accrued and other liabilities	77,176	74,668
Advance billings	70,227	50,988
Current portion of long term debt	1,896	1,796
Deferred acquisition consideration	2,442	2,511
Total Current Liabilities	228,636	195,802

Revolving credit facility	6,801	1,901
Long-term debt	115,856	115,662
Convertible notes	44,131	45,395
Other liabilities	8,779	8,267
Deferred tax liabilities	552	819
Total Liabilities	404,755	367,846

Minority Interests	25,893	24,919

Shareholders' Equity:
Common stock	213,018	207,959
Share capital to be issued	-	214
Additional paid in capital	26,822	26,743
Accumulated deficit	(120,835)	(112,969)
Stock subscription receivable	(354)	(357)
Accumulated other comprehensive income	3,372	6,343
Total Shareholders' Equity	122,023	127,933

Total Liabilities and Shareholders' Equity	$552,671	$520,698